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                                                                   Exhibit 10.31


                             Allegro New Media, Inc.
                                   3 Oak Drive
                           Fairfield, New Jersey 07004



                                                    October 24, 1996

Mr. Gwyn Jones
207 Windmill Lane
Sneinton, Nottingham
England

         Re: Lock-Up Agreement dated as of July 31, 1996 between us (the "Lock-Up Agreement") and Certain Other Matters

Dear Mr. Jones:

         This letter sets forth our agreement as follows:

         1. In consideration of the terms and conditions set forth herein, Allegro New Media, Inc., a Delaware corporation ("Allegro") shall pay to you:

         (a)      $113,916.67 upon the execution and delivery of this agreement;

         (b) $70,416.66 upon the earlier of (i) consummation of the merger contemplated by the Agreement and Plan of Reorganization dated October 1, 1996 among Allegro, Software Publishing Corporation and SPC Acquisition Corporation or (ii) February 28, 1997; and

         (c)      $70,416.66 on August 31, 1997.

         2. The restrictions set forth in Section 2 of the Lock-Up Agreement shall be terminated so long as and to the extent that you offer and sell your shares of Common Stock, par value $.001 per share (the "Common Stock"), of Allegro in the following manner: (a) in accordance with all applicable federal, state and foreign (including U.K.) securities laws, (b) you shall not sell during any one week in excess of an aggregate of more than 30% of the average daily sales volume of the Common Stock on Nasdaq over the preceding two weeks, without the consent of the Designated Broker described below which will purchase or effectuate the purchase, (c) you agree that you will sell shares of Common Stock only through a "Designated Broker", which for purposes of this Agreement shall be any one of up to three securities brokers making a market for the Common Stock that is recommended to you by Allegro at the time of such desired sale, and (d) prior to selling any shares of Common Stock, you agree to first contact Allegro's Chief Operating Officer, and to comply with Allegro's Insider Trading Policy.
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         3. You hereby appoint Norman Alexander as the Stockholder's
Representative pursuant to the Agreement and Plan of Reorganization dated as of July 31, 1996 among Allegro, Serif Inc. and the former stockholders of Serif Inc.(the "US Reorganization Agreement"), the Agreement and Plan of Reorganization dated as of July 31, 1996 among Allegro, Serif (Europe) Limited and the former stockholders of Serif (Europe) Limited (the "UK Reorganization Agreement"; and collectively with the US Reorganization Agreement, the "Reorganization Agreements"), and, to the extent that you are permitted to do so, pursuant to Section 6.02 thereof, the Escrow Agreements entered into in connection therewith, in substitution for yourself.

         4. You hereby resign as an officer, director and employee of Allegro New Media, Inc., Serif (Europe) Limited and Serif Inc. You hereby appoint Norman Alexander as your designee as a director of Allegro New Media, Inc. for purposes of the Reorganization Agreements and the Stockholder's Agreement dated as of July 31, 1996 among Barry A. Cinnamon and the former stockholders of Serif Inc. and Serif (Europe) Limited.

         5. You acknowledge and agree that from and after the date of this Letter Agreement, you shall have no authority, expressed or implied, to bind Allegro, Serif (Europe) Limited or Serif Inc.
or any subsidiary or affiliate thereof.

         6. You acknowledge and agree that you remain bound by the terms of the Reorganization Agreements, and in particular the terms of Section 8 of each of the Reorganization Agreements: provided, that we agree that the Restricted Period, as defined in Section 8 of the Reorganization Agreements, shall continue and expire on the date that is the first anniversary of this agreement.

         7. You shall retain your rights under the Registration Rights Agreement dated as of July 31, 1996 among Allegro and the former stockholders of Serif Inc. and Serif (Europe) Limited, as set forth therein.

         8. Neither of us shall make any public announcement of the terms of this agreement or the transactions related thereto without the prior written consent of the other, except as required by applicable law or regulation, stock exchange or Nasdaq rules or upon request of a governmental authority.

         9. Allegro hereby covenants that it will not sue you for any claims, demands and causes of action arising from Section 12.1(a)(ii) of the UK Reorganization Agreement or Section 11.1(a)(ii) of the US Reorganization Agreement, other than a claim based on fraud.

         10. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         11. This agreement shall be construed under the laws of the state of New York, without regard to its conflicts of laws principles.


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         12. Allegro agrees to use its commercially reasonable efforts to cause
Serif (Europe) Limited and Serif Inc. to obtain your release from any personal guarantees or indemnities given for their benefit, including your obligations as tenant for the Fairfeild, New Jersey apartment, and, pending such release, to indemnify you for such matters.

         If the foregoing accurately sets forth our Agreement, please sign where indicated below.

                                     Sincerely,

                                     ALLEGRO NEW MEDIA, INC.



                                     By: /s/ Barry A. Cinnamon
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                                     Name:   Barry A. Cinnamon
                                     Title:  President


Accepted and agreed as of the date first above written.


/s/ Gwyn Jones
------------------------
    Gwyn Jones


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